Exhibit 5


                                    Exhibit 5
                      OPINION AND CONSENT OF LEGAL COUNSEL

                             The Business Law Group
                                Attorneys at Law
                         205 E. Central Blvd., Suite 500
                                Orlando, FL 32801

                                 March 20, 2001

Board of Directors
E-REX, Inc.
11645 Biscayne Boulevard, Suite 210
Miami, Florida 33181

Gentlemen:

     We have acted as special securities counsel to E-REX, INC. (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") covering registration under the Securities Act of 1933, as amended, of the 61,935 shares of the Company's common stock, $0.001 par value per share (the "Shares"), pursuant to the Agreement between E-REX, Inc., and Byron L. Rambo dated March 1, 2001 (the "Agreement"). As such, we have examined the Registration Statement and such other documents of the Company as we deemed appropriate under the circumstances.

     Based upon the foregoing, and assuming that the Shares will be issued as set forth in the Agreement, at a time when effective, and that there will be full compliance with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states in which the Shares may be sold, we are of the opinion that, upon issuance of the Shares according to the Registration Statement and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid and nonassessable shares of Common Stock of the Company. This opinion does not cover any matters related to any re-offer or re-sale of the Shares by the firm, once issued pursuant to the Agreement as described in the Registration Statement.

     This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with the Company in respect to any matter, which comes to our attention hereafter.

                                               Very truly yours,

                                               /s/  The Business Law Group
                                               --------------------------------
                                                    The Business Law Group

                                    Consent:

     We consent to the use of our opinion dated March 20, 2001, as an exhibit to the Registration Statement of E-REX, Inc., and to the reference to our firm in the Registration Statement.

                                               /s/  The Business Law Group
                                               --------------------------------
                                                    The Business Law Group